Exhibit 10.1

AMENDMENT AND WAIVER

THIS AMENDMENT AND WAIVER (“Amendment and Waiver”) is being executed as of November 16, 2006 by National Financial Partners Corp. (“NFP”) and Jessica M. Bibliowicz (the “Executive”).

WHEREAS, NFP and the Executive are parties to an Employment Agreement, dated as of April 5, 1999 and amended and restated as of February 15, 2005 (the “Employment Agreement”);

WHEREAS, pursuant to Section 3(c)(ii) of the Employment Agreement, on each of the first and second anniversaries of February 15, 2005 (the “Commencement Date”), the Executive is entitled to receive an award with respect to Common Stock (each, a “Type 1 Annual Award”);

WHEREAS, the Executive and NFP’s Compensation Committee determined to grant the Executive’s Type 1 Annual Awards at the same time as the Compensation Committee granted equity awards to NFP’s other executive officers so that all of the grantees would receive an award on the same schedule and at the same Common Stock price. As such, the Type 1 Annual Award that should have been granted on February 15, 2006 was granted on November 16, 2005 and the Type 1 Annual Award that should be granted on February 15, 2007 will be granted on November 16, 2006;

WHEREAS, NFP and the Executive wish to amend the Employment Agreement to reflect the foregoing;

WHEREAS, pursuant to Section 3(c)(iii) of the Employment Agreement, on the Commencement Date and each of the first and second anniversaries of the Commencement Date, the Executive is entitled to receive an award of 50,000 restricted shares or restricted stock units, which restricted shares or restricted stock units will vest in full on the tenth anniversary of the applicable grant date (each, a “Type 2 Annual Award,” and together with the Type 1 Annual Awards, the “Annual Awards”);

WHEREAS, the Type 2 Annual Award that should have been granted on February 15, 2006 was granted on March 30, 2006 with a vesting date on the tenth anniversary of February 15, 2006; and

WHEREAS, the Executive wishes to acknowledge the foregoing and waive her right to receive the February 15, 2006 Type 2 Annual Award on such date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.            The foregoing recitals are incorporated herein by reference. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Employment Agreement.

2.            The first sentence of Section 3(c)(ii) of the Employment Agreement shall be deleted in its entirety and replaced with the following sentence:

“On each of November 16, 2005 and November 16, 2006, and subject to the Executive’s continued employment with NFP through such date, NFP shall grant the Executive an award with respect to Common Stock, the form of such award to be determined by the Compensation Committee of the NFP Board.”

3.            The Executive hereby acknowledges and agrees that the Type 2 Annual Award that should have been granted on February 15, 2006 was granted on March 30, 2006 with a vesting date on the tenth anniversary of February 15, 2006. The Executive agrees to waive the right to receive such Type 2 Annual Award on February 15, 2006, and accept the grant of such Type 2 Annual Award on March 30, 2006 in full satisfaction of the aforementioned obligation of NFP under Section 3(c)(iii) of the Employment Agreement.

4.            Other than as set forth herein, the Employment Agreement shall remain in full force and effect.

5.            This Amendment and Waiver shall be governed by the laws of the State of New York, without giving effect to conflicts of law principles.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the date first above written.

National Financial Partners Corp.
/s/ Douglas W. Hammond
By: Douglas W. Hammond
Title: Executive Vice President and General Counsel

/s/ Jessica M. Bibliowicz
Jessica M. Bibliowicz